Exhibit 99.2

WONHE MULTIMEDIA COMMERCE LIMITED ACN 607 288 755

SUITE 3, 35 TOORAK ROAD, SOUTH YARRA, VIC, 3141 PH 613 9041 6663

1 March 2017

ASX Announcement

Wonhe Final Dividend Declared

The Board of Wonhe Multimedia Commerce Limited (Company) is pleased to announce that the Company will pay a 0.5882 cents per share unfranked final dividend. The final dividend has been declared after consideration of the Company’s strong cash flow and profitability for 2016. This follows the 0.4857 cents per share unfranked interim dividend paid on 31 October 2016.

The full year dividend of 1.0739 cents per share represents a strong 10% payout of unaudited profit for 2016.

The key proposed dates in relation to the 2016 final dividend are as follows:

Ex Date - 27 April 2017

Record Date - 28 April 2017

Payment date - 31 May 2017

Justyn Stedwell

Company Secretary

On behalf of the Board of Directors

Wonhe Multimedia Commerce Limited